Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Altrust Financial Services, Inc. on Form S-8 of our report dated April 15, 2005 on the consolidated financial statements of Altrust Financial Services, Inc. for the year ended December 31, 2004 appearing in the registrant’s Form 10-12G filed on May 2, 2005 and subsequently amended and filed on May 3, 2005 and July 1, 2005.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

January 26, 2006